    As filed with the Securities and Exchange Commission on August 26, 1996
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                      P.A.M. TRANSPORTATION SERVICES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


                        Delaware                                             71-0633135
- --------------------------------------------------------------  ---------------------------------------------
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification Number)


                                Highway 412 West
                                  P.O. Box 188
                           Tontitown, Arkansas  72770
                  -------------------------------------------
                    (Address of principal executive offices)

                             1995 STOCK OPTION PLAN
                         -----------------------------
                            (Full Title of the Plan)

                                ROBERT W. WEAVER
                     President and Chief Executive Officer
                                Highway 412 West
                                  P.O. Box 188
                           Tontitown, Arkansas  72770
                                 (501) 361-9111
- -------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                       ---------------------------------

                              Copies Requested to:

                             Helen T. Ferraro, Esq.
                           Smith, Gambrell & Russell
                                   Suite 1800
                           3343 Peachtree Road, N.E.
                            Atlanta, Georgia  30326
                                 (404) 264-2620

                       ---------------------------------

                        CALCULATION OF REGISTRATION FEE


===============================================================================
 Title of                        Proposed         Proposed
Securities          Amount        Maximum          Maximum         Amount of
  to be             to be     Offering Price      Aggregate       Registration
Registered        Registered   Per Share (1)  Offering Price (1)      Fee
- ----------        ----------  --------------  ------------------  ------------
Options and
shares of           600,000       $ 6.125          $3,675,000         $1,267.24
$.01 par value       Shares
Common Stock
===============================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of Common Stock on the Nasdaq National Market on August 20, 1996.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and

     (d) the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on October 7, 1986, to register the Company's Common Stock, $.01 par value per share, under Section 12(g) of the Securities and Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock.

Item 4.   Description of Securities.

     No response to this item is required.

Item 5.   Interests of Named Experts and Counsel.

     No response to this item is required.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's By-Laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

     Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner the reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law. The Registrant has purchased directors' and officers' liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Item 7.   Exemption from Registration Claimed.

     No response to this item is required.

Item 8.   Exhibits.

     The following exhibits are filed with this Registration Statement.

     Exhibit
     Number               Description of Exhibit
     -------              ----------------------

       4.1   -     Registrant's 1995 Stock Option Plan.

       4.2   -     Form of Stock Option Agreement.

       5.1   -     Opinion of Smith, Gambrell & Russell.

      23.1   -     Consent of Ernst & Young LLP.

      23.2   -     Consent of Smith, Gambrell & Russell (contained in their
                   opinion filed as Exhibit 5.1).

      24.1   -     Power of Attorney of Daniel C. Sullivan.

      24.2   -     Power of Attorney of Matthew T. Moroun.

      24.3   -     Power of Attorney of Charles F. Wilkins.


Item 9.   Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tontitown, State of Arkansas, on this 23rd day of August, 1996.

                             P.A.M. TRANSPORTATION SERVICES, INC.


                             By:       /s/ Robert W. Weaver
                                 --------------------------------------------
                                      Robert W. Weaver
                                      President and Chief Executive Officer
                                      (principal executive officer)

                             By:       /s/ Larry J. Goddard
                                 ---------------------------------------------
                                      Larry J. Goddard
                                      Vice President of Finance and Chief
                                      Financial Officer, Secretary and
                                      Treasurer (principal financial and
                                      accounting  officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



   Signature                          Title                     Date
   ---------                          -----                     ----

  /s/ Robert W. Weaver            President, Chief         August 23, 1996
- -----------------------           Executive Officer
Robert W. Weaver                  and Director


   *                              Director                 August 23, 1996
- -----------------------
Daniel C. Sullivan


   *                              Director                 August 23, 1996
- -----------------------
Matthew T. Moroun


   *                              Director                 August 23, 1996
- -----------------------
Charles F. Wilkins




*By:   /s/ Robert W. Weaver
- ------------------------------------------
      Robert W. Weaver, pursuant to
      powers-of-attorney filed as exhibits
      to this Registration Statement on
      Form S-8

                                 EXHIBIT INDEX




  Exhibit                                                        Sequential
  Number            Description of Exhibit                       Page Number
  -------           ----------------------                       -----------
  [S]                [C]                                         [C]

    4.1   -      Registrant's 1995 Stock Option Plan

    4.2   -      Form of Incentive Stock Option Agreement

    5.1   -      Opinion of Smith, Gambrell & Russell

   23.1   -      Consent of Ernst & Young LLP

   24.1   -      Power of Attorney of Daniel C. Sullivan

   24.2   -      Power of Attorney of Matthew T. Moroun

   24.3   -      Power of Attorney of Charles F. Wilkins